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                                                                    EXHIBIT 10.5




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                                LEASE AGREEMENT

                       In force from the date of signing


                                    between


                                    ANU Kft
                      1052 Budapest, Petofi Sandor u. 11.
                          Lessor (hereinafter Lessor),


                                      and

                                   E-PUB Kft
                         1054 Budapest, Szeniere u. 19.
                          Lessee (hereinafter Lessee)

                        under the following conditions:




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                           I. The subject of the Lease

The subject of the Lease is the offices at door No. 2, floor III, and door No, 3, Floor IV of the 1073 Budapest, district VII. Erzebet krt. 50 building, which contains the rooms (offices, entry hall, WC, etc) detailed in the attached drawings, with the total floor space of 589 m(2) (hereinafter the premises or office space.)

The internal space and the "outdoor circular-gallery" of the above defined premises shall be leased and used.


Lessor offers and makes available for Lessee the above described premises. Lessee shall rent out and take over the above described premises from the date defined in Chapter II of this agreement.




                  II. Starting date and duration of the lease

The Lease shall be a definite period lease. It shall be valid from 1 October 1998 for a three year definite period, with the condition, that the Lessee is entitled to extend the lease term for an additional two year period, until 1 October 2003, by sending a written notice to the Lessor at least 30 days befor the termination of the lease period.

The Parties agree that the keys to the premises shall be handed over to the Lessee on 15 September 1998 and the Lessee shall start to move into the premises and is obliged to pay the deposit.

The lease could be terminated by ordinary termination with a 6 months notice period. This notice must be given at the first day of the month.


                           III. Use of the leased area

The premises may be used only for office purposes, (This does not mean, that the employees of the Lessee are not allowed to stay in the premises during night-time.)

The Lessor accepts the fact that the dog of one of the Lessee's employees stays in the offices. The dog is "house-trained", and all required hygienic and safety arrangements that relate to the presence of the dog are to be made by the Lessee and it accepts the full financial and "health-care" liability for the dog.


No other use of the premises shall be allowed without the preliminary written approval of the Lessor, doing otherwise shall constitute the termination of the lease as detailed in Chapter VIII.
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             IV. Rent communal costs, overhead expenses and deposit

The rent and communal costs are to be paid monthly in advance. The Lessee shall transfer the rent to the Lessor on the first day of each month, on the basis of the invoice, issued by the Lessor, the invoice shall be presented to the Lessee on or before the 26th of the previous month. The rent shall be transferred to the 10900028-00000002-32360112 bank account, at the Credit Anstalt bank of the Lessor.

The rent:


The parties mutually agree that the monthly rent is the Hungarian Forint equivalent of 14,725 DEM (that measn 25 DEM/m2 rent) plus VAT, which shall be calculated and invoiced on the basis of the HUF/DEM foreign exchange ("deviza") rate, officially published by the National Bank of Hungary regarding the 1st day of the month before the invoice is issued for. The invoice shall include the communal costs.

The amount of the rent, inflation:



The Parties agree that they do not modify the rent during the three year period. If Lessee exercises its right to extend the lease period with an additional two year period, the Parties shall increase the rent amount on the basis of the German (Austrian?) Consumer Price Index (CPI), as specified in the attached official Gazette of Central Statistics Office (KSH), maximum with the increase of the 1998 2000 years index. In this case all other conditions of this agreement shall remain the same.


The rent and communal costs for the first month shall be transferred to the Lessor on 1 October 1998.

Communal costs:

The monthly communal costs shall be HUF 23,560, which is "communal cost of the house", that is HUF 40/m2 at present. The communal cost includes the costs of the use of the elevator, the cleaning and electricity costs of communal areas, water, and drain costs, as well as the costs of transportation of garbage. The Lessor advises the Lessee that the above expense is to be modified annually -- with the amount agreed in the annual general meeting of the house.


Overhead expenses:

The Lessee shall pay the overhead expenses on the basis of the monthly (gas, electricity, telepone) bills of the different service providers before the deadline, indicated in their invoice. Any cost arising from late payment shall be bore by the Lessee. On the date of the possession or the premises, on 15

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September 1998, the Parties shall examine the different meters, and the Lessee
Shall bore the overhead expenses from this date, and shall change the name on the bills effective from that date. On the date when the Lessee moves out from the premises the parties shall examine the meters, and the Lessor effective from the above date shall change the name on such bills and shall bore the overhead expenses. The Parties shall be fully liable (without limitation) for not arranging the above changes.

Deposit:

For securing Lessors position regading the fulfilment of the obligation of the Lessee originating from this agreement, the Lessee shall transfer the HUF equivalent of the 44,175 DEM, equalling three month rent on 15 September
1998, ca1culated on the basis of the 1 September 1998 official HUF/DEM foreign exchange rate, published by the National Bank Hungary.

This amount could be used by the Lessor during the lease term to cover all its justified costs payable by Lessee, if the amount of the paid monthly rent does not cover such expenses. The Lessee shall be preliminary notified in writing on the intention to use of the deposit. The Lessee shall have eight days to give its, opinion on the legality of the use. In case the parties do not agree on the legality of the use, they shall discuss the issue within three day in a personal meeting. If Lessee - without preliminary notice - does not participate in the meeting, the use shall be considered legal, and the deposit, or its part can be used for the purpose defined in the written notice. If Lessor does not preliminary notify the Lessee, as stated above, the deposit shall not be used.

The deposit amount shall not be reduced with cost, that arises from the Lessor making action late, or it causes damage by negligence or on purpose (by intentional wrongful act).

30 days before the termimation of this agreement the Lessor shall prepare and send a pre1iminary account on the use of the deposit to the Lessee. Within 60 day from the termination date of this agreement the full amount of the deposit shall be repaid to the Lessee, or if it was totally or partially used, a final detailed account shall be presented and the remaining amount shall he paid within the above deadline.

Insurance:


The glass, fire, storm etc. insurance of the building and premises shall be bore by the Lessor, and it is obliged to continuously insure the above area for the entire lease period. The Lessee is obliged to insure the movable in the premises. If any of the Parties does not fulfil its obligation, it shall bear its own as well as the other Party's expenses and costs relating to such damage.


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Counterclaims

According to the agreement of the parties. the Lessor shall not comprise its own claims against the rightful claims of the Lessor (rent communal cost, or compensation of damage), with the exception of compensation from the monthly rent for the "air-condition investment" made by the Lessee and detailed in Chapter VI of this agreement, and the compensation of the costs, that are payable by the Lessor but factually bore by the Lessee, which are detailed in Chapter V.

           V. The condition of the premises, maintenance obligations

Lessee declares, that the subject of the Lease has been inspected. and reviewed from the suitability point of view for the office purpose.

The Lessor declares, that the premises, technically and statically are acceptable, and its water, gas and electricity system was established four years ago, and all its offices and other area secured with an active alarm system.

Lessee declares, by signing the minutes of condition at the due of possessing the premise that the subject of the lease is in good condition and it took over in a condition suitable for its purpose.


Lessee undertakes, that during the lease term it shall use, the premises property and shall keep the premises in suitable condition. Lessee shall be liable for all damages caused by its employee, user or customer by activities not suitable for the purpose of the premises. In such cases Lessor is only obliged to prove that the activity was in line with the purpose of the premises, that such activity caused the damage, and shall prove the volume of the damage.

Lessee shall be obliged to immediately notify Lessor about any significant damage of the premises.

On the basis of its legal obligation the Lessor shall take care of the

a) maintenance of the premises (excluding the annual review of the heating system):

b) the continuous operation of the main system of the premises (water, gas, heating pipes etc.)


c) the impeachment of waste, and protection of substance, and equipping of the commonly used area.

The above obligation of the Lessor shall be fulfilled:

a) immediately, if the problem causes life-danger, or endangers the substance of the premises or the building, or if it endangers the proper use of the


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    premises, or of the neighbouring premises or other areas (hereinafter: "the problems, require immediate action"),

b)  within 15 days, if the problen does not require immediate action,



The Lessee shall make the entrance possible for the Lessor if the problems require immediate action.

The Lessee is entitled to immediately, fully reclaim its cost in one installment for work regarding solving problems need immediate action or any other work provided by the Lessee, but which is the obligation of the Lessor.

In all cases, even in the cases that need immediate action, the Lessee is obligated to inform the Lessor - at least verbally - about the occurred problem and the need for action. The action can only be started by the Lessee of it fulfilled it notification obligation and the Lessor has not offered to make the required action in an appropriate time or the Lessor or its authorised person could not be reached, and the problem required immediate action.


The Lessor advises the Lessee that there are ten telephone lines installed in the premises, and none of these is ISDN line. The installation of these or any other kind of telephone link shall be negotiated with MATAV. Any cost, originating from such installation shall be bore by the Lessee

The employees and some of the clients of the Lessee use bicycles, The Lessee notifies the Lessor on this issue in this agreement. The parties try to solve the problem of storing the bicycles in-house, in a first floor place. if this place is not available, or it just not enough for the storage of all the bicycles the Lessee shall be entitled to bring the bicycles into the premises, and use the elevator for their transportation - without endangering the substance of the elevator.

                   VI. Reconstruction, restoration obligations

Lessee is allowed to complete reconstruction inside or outside the premises with the preliminary written approval of the Lessor. All investments on the premises made by the Lessee shall become the premises of the Lessor.

At the end of the lease period Lessee is entitled to leave all improvement made by him behind, without compensation, - beside the renovation (?) work detailed herein-under, or in future, separate agreements - or to remove them and restore the original condition of the premises.

General rule, that all reconstruction, preliminarily approved by the Lessor, could be completed only by taking into account all legal regulations and necessary official permits, and to be carried out by authorised tradesmen.

Vehicle parking and storing goods - by any means - is not allowed either on the courtyard, or the front gate. Any boxes of products bought by the Lessee





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sha11 be put into or to the side of the garbage-can of the house, except the time when the Lessee moves into the premises, for the reason of the volume of the boxes.

The Parties agree, that the Lessor, before the possession of the premises - 15 September 1998 - by the Lessee;

a)  puts carpets, chosen by the Lessee, into the premises offices

b) re-furbishes and gives a coat of varnish on the wooden stairs of bigger offices:

c)  paints doors at the third floor premises;

d) terminates the moistening and changes the moisten sealing in one spot of the premises

The lessor states that it has painted the premises, and the Lessee acknowledge it and accepts the quality of the painting. The Lessor provides the Lessee the premises with the furniture placed in it at present.

The Parties agree that the Lessee, by 1 May 1999, shall purchase portable aircondition - that are the same or their quality is similar to the ones in prospectus, attached hereto -, the kind that can be pre-made system. The Lessee shall leave these air-conditions) is that the Lessor proportionately reduced the monthly rent from 1 May 1999 for and a half year (to 1 November 2000 with the price of the air conditioning. If the Lessee does not purchase the air-conditioning, the rent shall remain the same.


The Lessee is entitled to make a shower into one of the toilettes on its own expenses. All related costs shall be bore by the Lessee. The Shower shall be left in the premises at the end of the lease term.



                         VII. Subleasing to third party

The Lessee shall sub-lease or in any other way give the use of the premises to the third party only with the condition, that the obligation of the Lessee shall not - in any case - be modified and it shall be liable as guarutor for any damage, caused by the sub-lessor or by any person who in any other way uses the premises. The Lessee is obliged to advise such person on the rules of the house, and make such person to keep these rules. All additional cost arising from the sub-lease or such use shall be bore by the Lessee.

                        VIII. Reasons for giving notice

The Parties agree, that beside cases, when such is stated otherwise in this agreement, they shall give 45 days notice period to each other for solving problems and try to solve such problems outside court.

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This agreement shall Cease to exist if:

a) the Parties mutually agree to terminate the agreement;
b) The premises are destroyed;
c) any of the parties decide to terminate it according to this agreement;
d) If the Lessor or the Lessee ceases to exist without Legal successor;
e) the Lessee's leasing right is terminated by court;
f) the Lessee's leasing right is terminated by other authorised official body.


The extraordinary termination of the Lessor:

The Lessor shall terminate the lease before the end of the lease period for the following reasons:

a) If the Lessee, within 30 days, does not fulfil its obligation stated hereunder. If the Lessee does pay the rent 15 days from its due date, and it does not fulfil its payment obligation after the Lessor gives a written notice to the Lessee to pay such rent within 8 days from the notice the Lessor shall be entitled to deduct the unpaid rent amount from the deposit. The Lessee shall round up the deposit amount to the original amount within 30 days.

b) In the case of not using the premises for the agreed purpose (The storage of bicycles and transportation of them to the premises as well as presence of dog are included in the proper use)

c)  Lessee's behaviour incompatible with the standards of the building,

d)  Using the premises by causing significant disadvantages;

e) Reconstruction works on the premises without written approval, beside reconstruction listed above;


Leaving the premises by the Lessee shall not constitute legal reason to terminate the lease, except, when both parties decide to terminate the lease before due date.


The extraordinary termination of the Lessee:

The Lessee shall terminate the least before the end of the term period for the following reasons:

a) The Lessee, hinders for a long period and/or intentionally the Lessee from using the premises;

b) The Lessor in any other way keeps the Lessee back form using the premises office purposes;

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c)  Despite written notice, the Lessor does not fulfil its maintenance obligations regarding problems that hinder the Lessee from the proper, use of the premises, within 15 days, In the case of problems need immediate action the Lessor does not make the necessary action immediately, or if the work is done by the Lessee, but the invoice of the work is not paid by the Lessor or the value of the work is not deducted from the next month invoice or the transferred, reduced rent amount is not accepted by the Lessor.


d) Despite second written notice the Lessor does not fulfil is maintenance obligations - regarding problem the does not hinder the Lessee from the proper use of the premises within 15 days.

If the lease period terminates - beside the case when it is the end of the lease period - the Lessee shall move out and give the premises back to the lessor within 30 days from the receipt of the notice.

The Parties prepare minutes of the condition of the premises, of its equipment and a slit of its furnishing, and shall examine and register the status of the meters before possession and after termination.

The deposit or its remaining part, on the basis of the accounts shall be given back to the Lessee within 60 days from termination, based on any reason. The Lessor shall immediately pay back the amount of the Lessee's investment - not yet compensated -, detailed in Chapter VI - if the lease terminates before all such costs are deducted. If such payment is not provided the Lessee shall be entitled to take the portable air-conditioning.


                           IX. Access to the premises

In case of emergency the Lessor, but first of all the representative of the tenants of the house could any enter into the premises only with the presence of the Lessee, in any other case during normal business hours.

The Lessor states that only the Lessee has keys to the premises, it can change the keys at its needs, and can reinforce the locks (hevederzarral).
Hereby maintenance or serious repairs are allowed by the Lessee without his written permission in advance, without claiming compensation for the expenses.


The Lessee shall enter into and use the premises any day of the week and in twenty four hours, per day.

The Lessee has first refusal right for any premises which is directly or indirectly leased out in the house by the Lessor. The Lessor shall advise the Lessee in writing regarding any available premises.


                           X. Adds and company signs


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Adds: The Lessor's preliminary written approval is always required to mount advertising signs. The style of advertising signs must agree with the style of the building.

Company signs:


The Lessor has Seen the company signs and logo of the Lessee and authorises the Lessee to put its signs into the lift, to the front of the house, (next to the main door) and outside the premises. There are no charges for these company signs.



                                 XI. House order

The house order is the inseparable attachment of this agreement.


Lessee undertakes, that being aware of the house order, he shall use the premises by taking into account the rights of other tenants and shall not use the common area for storing goods.


                              XII. Written notices

      Lessee approves, that all modification or adjustment of this lease agreement must be made in writing. Furthermore, he declares that no other agreement exists in writing between the parties, apart from this document.

Legal statements, termination notices etc. sent to the Lessee could be regarded as received only then, when they are delivered at his address by generally accepted means or if it is considered to be delivered by law.

Legal documents, notices etc. sent to the Lessor could be regarded as received only then, when they are delivered at his address by generally accepted means or if it is considered to be delivered by law.

                            XIII. Legal jurisdiction

This agreement has been prepared both in English and Hungarian languages, in the case of any divergence between the two the Hungarian version shall prevail.

This agreement shall be governed by Hungarian law.

In case of any legal dispute, the parties accept the authority of the Magistrate Court of the Capital.


                                 XIV. Expenses

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Lessor declares that there are not tax obligations of the Lessee constituted on the basis of this lease. The Lessee undertakes that it bears any future tax or duty officially burdening the Lessee.

                     XV. Validity of parts of the agreement

 In case of parts of this agreement become invalid, made void and/or become impossible to enforce, the parties agree that the remaining, unaffected parts of that agreement shall stay effective.

The parties shall replace the void parts as soon as possible with clauses, which are as close as possible to the original purpose of the agreement or are as close as possible to the purpose of the economic target.

                                XV. Final clause

The Parties state that the attachments to this agreement shall be inseparable part of this agreement.

The parties declare, that they have read this agreement and signed it according to their intention.



Budapest 7 September 1998.



[illegible]
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Lessor







[illegible]
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Lessee